UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On March 5, 2012, Victor M. Casini, Senior Vice President, General Counsel, Corporate Secretary and Director of LKQ Corporation (“LKQ” or the “Company”), announced that he will not stand for reelection to the Board of Directors of the Company at the upcoming 2012 Annual Meeting of the Stockholders of LKQ Corporation on May 7, 2012.

(d) On March 5, 2012, the Board of Directors of LKQ elected Blythe J. McGarvie as a member of the Board of Directors. In conjunction with her election as a director, Ms. McGarvie was appointed as a member of our Audit Committee and our Governance/Nominating Committee.

A copy of a press release relating to this matter (which will be issued on March 12, 2012) is furnished as Exhibit 99.1 to this report.

(e) Under our Management Incentive Plan, the potential bonus for each of our named executive officers for the 2012 performance period depends on our earnings per share for the year ending December 31, 2012. On March 5, 2012, the Board of Directors approved the Compensation Committee’s recommendation to establish the earnings per share target range for the 2012 performance period at $1.72 (at which the minimum bonus would be earned) to $1.85 (at which the maximum bonus would be earned).

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 5, 2012, the Board of Directors amended the Company’s bylaws as follows: (a) Article II, Sections 6 and 7 to provide that broker non-votes are counted for purposes of determining the existence of a quorum for a meeting of the stockholders and not counted for votes cast at a meeting of the stockholders; and (b) Article VI, Section 6 to correct a typographical error.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Bylaws of LKQ Corporation, which are filed as Exhibit 3.1 to this report on Form 8-K and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibit

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of LKQ Corporation

99.1	LKQ Corporation Press Release dated March 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2012

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI

Victor M. Casini
Senior Vice President